                                                                    EXHIBIT 10.1

                          AMENDMENT NO. 2 TO AGREEMENT


         THIS AMENDMENT NO. 2 TO AGREEMENT (the "Amendment No. 2") is entered into effective as of the 30th day of September 2002, by and among Allied Automotive Group, Inc. ("Carrier") and UPS Autogistics, Inc. ("Customer").

         WHEREAS, Carrier and Ford Motor Company entered into that certain agreement later assigned to Customer, dated April 3, 1992, as amended from time to time, including the amendment dated August 1, 1999 (the "Prior Agreement"); and

         WHEREAS, Carrier and Customer entered into that certain Letter Agreement dated September 6, 2001 (the "Letter Agreement"); and

         WHEREAS, the parties entered into that certain Amendment to Agreement, effective September 6, 2001, which revoked the terms and conditions of the Letter Agreement and provided that the Prior Agreement has remained in full force and effect notwithstanding the terms and conditions of Letter Agreement (the "Amendment"); and

         WHEREAS, the parties desire to enter into this Amendment No. 2 to amend certain terms of the Amendment as set forth herein; and

         WHEREAS, the Prior Agreement, as amended by the Amendment and this Amendment No. 2, shall be hereinafter referred to as the "Agreement;"

         NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. The Prior Agreement, as amended by the Amendment and as amended hereby, shall terminate on (i) September 30, 2005, as to ramp locations, and (ii) December 31, 2005, as to plant locations.

         2. The administrative processing fee per eligible units in the amount set forth in the Amendment shall continue and shall only be charged by Carrier once per vehicle. Notwithstanding the foregoing or anything contained in the Amendment to the contrary, the parties agree that the administrative processing fee shall not apply to (i) any vehicle damaged by Carrier and identified as "J" or "R" damage claims, such assessment to be mutually agreed to by Carrier and Customer, (ii) all shuttle traffic, (iii) new business awarded subsequent to the effective date of this Amendment No. 2 or business which was awarded from September 7, 2001 through the effective date of this Amendment No. 2, (iv) rail diversions occurring after September 7, 2001, or (v) new business (which is not handled by Carrier as of the date of this Amendment No. 2) rerouted to existing locations. Customer shall have the right, at its expense, to conduct periodic on-site audits of Carrier's financial data solely for the purpose of determining the accuracy of such administrative processing fees charged pursuant to the Amendment and this Amendment No. 2; provided, however, that Customer shall provide to Carrier prior written notice before conducting any such audit and such audit shall be conducted during Carrier's normal business hours and under reasonable terms and conditions.

         3. The underlying rates charged to Customer shall be as those rates exist as of the effective date of this Amendment No. 2. The parties hereby agree that the underlying rates charged to Customer shall not be subject to upward or downward adjustment prior to [XXXXXXX], except that Customer agrees to adjust rates based on fuel price fluctuations using the current fuel surcharge process. The parties agree that Carrier shall increase the underlying rates (excluding the administrative processing fee) charged to Customer on all vehicles, including vehicles transported by shuttles, by [XXXX] beginning [XXXXXX] for ramp and plant locations.

         4. Carrier agrees to that it will use its commercially reasonable efforts to pursue Q1 certification with a target date of December 31, 2003.

         5. Customer will terminate the business transported by Carrier at each of Orillia, Washington; Portland, Oregon; and Laurel, Montana effective January 1, 2003.

         6. Customer hereby agrees to utilize Carrier for the Norfolk Plant shuttle operations (Norfolk Plant to Crescent Yard) at [XXXXX] per vehicle, effective as of October 1, 2002, and Customer will continue to utilize Carrier as the shuttle operator from the Norfolk Plant to the Chesapeake Yard until that operation is terminated ([XXXXXXXX]).

         7. Each of Carrier and Customer hereby agrees to jointly establish collaborative "Process Improvement Teams" that will work to identify and implement improvements that will elevate Carrier's quality results, reduce Carrier's overall cost base, improve transit times and potentially identify new business that might be integrated into Carrier's system at competitive rates and to evaluate the feasibility of adjusting the service standards set forth in this Amendment No. 2 in order to improve time in transit, efficiency and reliability.

         8. Customer and Carrier agree that Section 7 of the Amendment shall be deleted in its entirety and be of no further force and effect, and shall be replaced by the following language:

                  "7.      Subject to the provisions of Section 7.6, Carrier
         agrees to comply by location with the following transit times and compliance percentages:

                  7.1 (a) Shuttle: completed within twenty-four (24) hours, [XXXX] compliance; (b) Ramp to Dealer: completed within forty-eight
         (48) hours; and (c) Plant to Dealer: completed within seventy-two (72) hours.

                  7.2      [Intentionally omitted]

                  7.3      [Intentionally omitted]

                  7.4 Commencing as of the effective date of this Amendment No. 2, Carrier agrees to a service standard which provides for [XXXXXX] percent of Carrier's deliveries to be in compliance with the transit times set forth in Section 7.1(b) and Section 7.1(c). The remaining [XXXXXX] percent will be made within an additional forty-eight (48) hours.

                  7.5      [Intentionally omitted]

                  7.6 Customer will notify Carrier if a corrective action plan is required due to Carrier's failure to comply with the standards specified in Section 7.4. Carrier must submit a corrective action plan within forty-eight (48) hours of such notification by Customer. Carrier shall have thirty (30) days from such notification ("Cure Period") in which to bring its performance into compliance with said standards. Customer may terminate the obligation of Carrier and Customer as to any location not in compliance at the end of the Cure Period. If Customer elects to so terminate, Customer will give Carrier seventy-five (75) days' prior written notice thereof. Carrier and Customer agree that, during any such seventy-five (75) day notice period, Customer and Carrier will continue fully to perform as to transit standards at levels no worse than those achieved prior to such corrective action plan during the Cure Period.

                  7.7 Carrier may not increase the administrative processing fee or the underlying rates charged to Customer as provided in Section 3 of Amendment No. 2 in the event Customer terminates the obligations of Customer and Carrier as to any location as a result of the breach by Carrier of Sections 7.1 (as to shuttles) and Section 7.4 of this Amendment No. 2.

                  7.8 Customer agrees to continue to use commercially reasonable efforts to assist Carrier in achieving the performance standards set forth in Sections 7.1 and 7.4, and to work in a collaborative fashion to investigate and pilot the feasibility and potential benefits of adjusting standards of performance in order to improve time in transit, efficiency and reliability which are acceptable to both parties; provided, however, Carrier bears the sole responsibility for achieving such performance standards, anything to the contrary in this Amendment No. 2 notwithstanding. Customer agrees that Carrier shall not be in breach of this Section 7 to the extent acts or events or circumstances beyond the reasonable control of Carrier occur which prohibit compliance with this Section 7."

         9. Upon Carrier receiving [XXXXXX] per year of volume in business awarded from Customer after the effective date of this Amendment No. 2, Carrier shall install its Vehicle Logistics Suite, which tracks the complete supply chain life cycle for vehicles, including tracking vehicles from in-factory manufacturing to final delivery, assimilating information from multiple parties in the delivery chain, and tracking key events associated with vehicle movement, for use by Ford Motor Company in tracking all new Ford Motor Company products in the United States subsequent to the installation of such Vehicle Logistics Suite.

         10. Customer represents to Carrier that it has the right and authority to enter into this Amendment and to contract for the distribution of Ford Motor Company vehicles in accordance with the terms of this Amendment.

         11. All provisions of the Amendment which have not been amended by this Amendment No. 2 shall remain in full force and effect. Notwithstanding the foregoing, to the extent that there is any inconsistency between the provisions of the Amendment and the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control.


         IN WITNESS WHEREOF, the parties have executed this document this 30th day of September, 2002, but effective as of the date first written above.


                                        ALLIED AUTOMOTIVE GROUP, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        UPS AUTOGISTICS, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------



------------------------

[XXX] Represents material deleted per the Company's request for Confidential Treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.